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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               September 10, 2001
                                 Date of Report
                        (Date of earliest event reported)

                                 INFOSPACE, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


         0-25131                                        91-1718107
  (Commission File No.)                   (IRS Employee Identification Number.)

                      601 - 108/th/ Avenue N.E., Suite 1200
                           Bellevue, Washington 98004
                    (Address of Principal Executive Offices)

                                  425-201-6100
              (Registrant's Telephone Number, Including Area Code)

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Item 5. OTHER EVENTS

     On September 10, 2001, InfoSpace, Inc., a Delaware corporation, announced the buy back of approximately 21.7 million shares. InfoSpace will repurchase the shares from Vulcan Ventures Incorporated at a discount to the current trading price of InfoSpace stock in an unsolicited, privately negotiated transaction. InfoSpace plans to retire the repurchased shares, which will decrease the total number of outstanding shares.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c)    EXHIBITS

        10.1 Stock Purchase Agreement between InfoSpace, Inc. and Vulcan Ventures Incorporated

        99.1   Press Release, dated September 10, 2001.


                                       2

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2001              INFOSPACE, INC.


                                      By: /s/ Edmund O. Belsheim
                                          -------------------------------------
                                          Edmund O. Belsheim
                                          President and Chief Operating Officer


                                      3

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                                INDEX TO EXHIBITS


EXHIBITS


   10.1 Stock Purchase Agreement between InfoSpace, Inc. and Vulcan Ventures Incorporated

   99.1  Press Release, dated September 10, 2001